EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Gregg Ziegler (215) 478-3820
May 20, 2025	gziegler@tollbrothers.com

Toll Brothers Reports FY 2025 Second Quarter Results

FORT WASHINGTON, Pa., May 20, 2025 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its second quarter ended April 30, 2025.

FY 2025’s Second Quarter Financial Highlights (Compared to FY 2024’s Second Quarter):
•Net income and earnings per share were $352.4 million and $3.50 per diluted share, compared to net income of $481.6 million and $4.55 per diluted share in FY 2024’s second quarter. Fiscal 2024 net income and earnings per diluted share included $124.1 million and $1.17, respectively, related to the sale of a parcel of land to a commercial developer. Excluding these gains, net income was $357.5 million and earnings per diluted share were $3.38 in FY 2024’s second quarter.
•Pre-tax income was $477.5 million, compared to $649.8 million in FY 2024’s second quarter.
•Home sales revenues were $2.71 billion, up 2% compared to FY 2024’s second quarter; delivered homes were 2,899, up 10%.
•Net signed contract value was $2.60 billion, down 11% compared to FY 2024’s second quarter; contracted homes were 2,650, down 13%.
•Backlog value was $6.84 billion at second quarter end, down 7% compared to FY 2024’s second quarter; homes in backlog were 6,063, down 15%.
•Home sales gross margin was 26.0%, compared to FY 2024’s second quarter home sales gross margin of 25.8%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 27.5%, compared to FY 2024’s second quarter adjusted home sales gross margin of 28.2%.
•SG&A, as a percentage of home sales revenues, was 9.5%, compared to 9.0% in FY 2024’s second quarter.
•Income from operations was $449.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $29.0 million.
•The Company repurchased approximately 1.6 million shares at an average price of $107.84 per share for a total purchase price of $177.4 million.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are pleased with our second quarter results, as we delivered earnings that significantly exceeded expectations. Despite a softer demand environment, we generated record second quarter home sales revenues of $2.71 billion, well above our guidance of $2.47 billion, and beat both our adjusted gross margin and SG&A guidance. We believe these results highlight the strength of our broadly diversified luxury product offerings, price points and geographies, our balanced portfolio of build-to-order and spec homes, and our strategy of prioritizing sales price and margin over pace in the current environment. Based on our first half results and the strength of our backlog, we are reaffirming our full year guidance.
“Given the shortage of housing and favorable demographics, we continue to believe the long-term outlook for the new home market remains positive, particularly for our luxury niche. With our balanced operating platform, disciplined underwriting, financial strength and healthy cash flows, we are well positioned to adapt to changing market conditions and to continue delivering value to our stockholders.”

Third Quarter and FY 2025 Financial Guidance:
	Third Quarter	Full Fiscal Year
Deliveries	2,800 to 3,000 units	11,200 to 11,600 units
Average Delivered Price per Home	$965,000 to $985,000	$945,000 to $965,000
Adjusted Home Sales Gross Margin	27.25%	27.25%
SG&A, as a Percentage of Home Sales Revenues	9.2%	9.4% to 9.5%
Period-End Community Count	430	440 to 450
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$— million	$110 million
Tax Rate	26.0%	25.5%

Financial Highlights for the three months ended April 30, 2025 and 2024 (unaudited):
	2025	2024
Net Income	$352.4 million, or $3.50 per share diluted	$481.6 million, or $4.55 per share diluted
Pre-Tax Income	$477.5 million	$649.8 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$9.8 million	$28.4 million
Home Sales Revenues	$2.71 billion and 2,899 units	$2.65 billion and 2,641 units
Net Signed Contracts	$2.60 billion and 2,650 units	$2.94 billion and 3,041 units
Net Signed Contracts per Community	6.4 units	8.0 units
Quarter-End Backlog	$6.84 billion and 6,063 units	$7.38 billion and 7,093 units
Average Price per Home in Backlog	$1,128,100	$1,040,200
Home Sales Gross Margin	26.0%	25.8%
Adjusted Home Sales Gross Margin	27.5%	28.2%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.1%	1.3%
SG&A, as a percentage of Home Sales Revenues	9.5%	9.0%
Income from Operations	$449.7 million, or 16.4% of total revenues	$623.5 million, or 22.0% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$29.0 million	$203.7 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$— million	$0.6 million
Pre-tax Other Asset Write-offs included in Other Income - net	$— million	$4.9 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	2.8%	2.8%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	6.2%	5.7%

Financial Highlights for the six months ended April 30, 2025 and 2024 (unaudited):
	2025	2024
Net Income	$530.2 million, or $5.24 per share diluted	$721.2 million, or $6.80 per share diluted
Pre-Tax Income	$698.9 million	$960.9 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$26.2 million	$29.9 million
Home Sales Revenues	$4.55 billion and 4,890 units	$4.58 billion and 4,568 units
Net Signed Contracts	$4.91 billion and 4,957 units	$5.01 billion and 5,083 units
Home Sales Gross Margin	25.6%	26.6%
Adjusted Home Sales Gross Margin	27.3%	28.5%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.1%	1.3%
SG&A, as a percentage of Home Sales Revenues	10.9%	10.2%
Income from Operations	$668.8 million, or 14.5% of total revenues	$931.9 million, or 19.5% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$31.5 million	$212.3 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$1.8 million	$0.6 million
Pre-tax Other Asset Write-offs included in Other Income - net	$4.4 million	$4.9 million
Additional Information:
•The Company ended its FY 2025 second quarter with $686.5 million in cash and cash equivalents, compared to $1.30 billion at FYE 2024 and $574.8 million at FY 2025’s first quarter. At FY 2025 second quarter end, the Company also had $2.19 billion available under its $2.35 billion senior unsecured revolving credit facility.
•On February 7, 2025, the Company extended the maturity date of the senior unsecured revolving credit facility from February 14, 2028 to February 7, 2030 and increased the total amount of revolving loans and commitments available under the facility from $1.96 billion to $2.35 billion. The Company also extended the maturity of all $650 million of loans outstanding under its term loan credit facility to February 7, 2030.
•On March 11, 2025, the Company announced a 9% increase in its quarterly cash dividend from $0.23 to $0.25 per share. On April 25, 2025, the Company paid its quarterly dividend of $0.25 per share to shareholders of record at the close of business on April 11, 2025.
•Stockholders’ equity at FY 2025 second quarter end was $7.95 billion, compared to $7.67 billion at FYE 2024.
•FY 2025’s second quarter-end book value per share was $80.84 per share, compared to $76.87 at FYE 2024.
•The Company ended its FY 2025’s second quarter with a debt-to-capital ratio of 26.1%, compared to 26.0% at FY 2025’s first quarter end and 27.0% at FYE 2024. The Company ended FY 2025’s second quarter with a net debt-to-capital ratio(1) of 19.8%, compared to 21.1% at FY 2025’s first quarter end, and 15.2% at FYE 2024.
•The Company ended FY 2025’s second quarter with approximately 78,600 lots owned and optioned, compared to 77,700 one quarter earlier, and 71,800 one year earlier. Approximately 42% or 32,800, of these lots were owned, of which approximately 19,300 lots, including those in backlog, were substantially improved.
•In the second quarter of FY 2025, the Company spent approximately $723.0 million on land to purchase approximately 4,380 lots.
•The Company ended FY 2025’s second quarter with 421 selling communities, compared to 406 at FY 2025’s first quarter end and 386 at FY 2024’s second quarter end.

(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, May 21, 2025, to discuss these results and its outlook for the third quarter and FY 2025. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company was founded 58 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers has been one of Fortune magazine's World’s Most Admired Companies™ for 10+ years in a row, and in 2024 the Company’s Chairman and CEO Douglas C. Yearley, Jr. was named one of 25 Top CEOs by Barron’s magazine. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
From Fortune, ©2025 Fortune Media IP Limited. All rights reserved. Used under license.

FORWARD-LOOKING STATEMENTS
Information presented herein for the second quarter ended April 30, 2025 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; our build-to-order and spec home strategy; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2024 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30, 2025	October 31, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$686,466	$1,303,039
Inventory	10,994,873	9,712,925
Property, construction and office equipment - net	450,024	453,007
Receivables, prepaid expenses and other assets	583,422	590,611
Mortgage loans held for sale	195,651	191,242
Customer deposits held in escrow	113,086	109,691
Investments in unconsolidated entities	1,172,302	1,007,417
	$14,195,824	$13,367,932

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,052,710	$1,085,817
Senior notes	1,597,544	1,597,102
Mortgage company loan facility	150,000	150,000
Customer deposits	514,965	488,690
Accounts payable	666,488	492,213
Accrued expenses	2,088,588	1,752,848
Income taxes payable	161,114	114,547
Total liabilities	6,231,409	5,681,217

Equity:
Stockholders’ Equity
Common stock, 112,937 shares issued at April 30, 2025 and October 31, 2024	1,129	1,129
Additional paid-in capital	679,434	694,713
Retained earnings	8,634,857	8,153,356
Treasury stock, at cost — 14,612 and 13,149 shares at April 30, 2025 and October 31, 2024, respectively	(1,394,825)	(1,209,547)
Accumulated other comprehensive income	28,130	31,277
Total stockholders’ equity	7,948,725	7,670,928
Noncontrolling interest	15,690	15,787
Total equity	7,964,415	7,686,715
	$14,195,824	$13,367,932

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended April 30,				Six Months Ended April 30,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,706,453		$2,647,020		$4,547,229		$4,578,856
Land sales and other	32,624		190,466		50,979		206,478
	2,739,077		2,837,486		4,598,208		4,785,334

Cost of revenues:
Home sales	2,002,218	74.0%	1,963,283	74.2%	3,383,698	74.4%	3,362,509	73.4%
Land sales and other	31,421	96.3%	12,979	6.8%	49,527	97.2%	23,140	11.2%
	2,033,639		1,976,262		3,433,225		3,385,649

Gross margin - home sales	704,235	26.0%	683,737	25.8%	1,163,531	25.6%	1,216,347	26.6%
Gross margin - land sales and other	1,203	3.7%	177,487	93.2%	1,452	2.8%	183,338	88.8%

Selling, general and administrative expenses	255,760	9.5%	237,698	9.0%	496,174	10.9%	467,744	10.2%
Income from operations	449,678		623,526		668,809		931,941

Other:
Income (loss) from unconsolidated entities	11,489		5,887		2,746		(3,285)
Other income - net	16,336		20,366		27,330		32,284
Income before income taxes	477,503		649,779		698,885		960,940
Income tax provision	125,056		168,162		168,735		239,765
Net income	$352,447		$481,617		$530,150		$721,175
Per share:
Basic earnings	$3.53		$4.60		$5.28		$6.87
Diluted earnings	$3.50		$4.55		$5.24		$6.80
Cash dividend declared	$0.25		$0.23		$0.48		$0.44
Weighted-average number of shares:
Basic	99,890		104,794		100,360		104,958
Diluted	100,585		105,803		101,208		106,034

Effective tax rate	26.2%		25.9%		24.1%		25.0%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$1,674	$1,288	$5,631	$2,759
Land owned for operating communities	8,125	27,140	20,585	27,140
	$9,799	$28,428	$26,216	$29,899

Land and other impairments included in land sales and other cost of revenues	$—	$600	$1,841	$600

Other asset write-offs (recoveries) included in Other income - net	$(42)	$4,900	$4,405	$4,900

Depreciation and amortization	$20,775	$19,590	$37,940	$35,283
Interest incurred	$31,603	$27,405	$61,438	$56,164
Interest expense:
Charged to home sales cost of revenues	$30,311	$34,740	$50,387	$58,318
Charged to land sales and other cost of revenues	623	726	638	1,020
	$30,934	$35,466	$51,025	$59,338

Home sites controlled:			April 30, 2025	April 30, 2024
Owned			32,763	36,985
Optioned			45,843	34,779
			78,606	71,764

Inventory at April 30, 2025 and October 31, 2024 consisted of the following (amounts in thousands):

	April 30, 2025	October 31, 2024
Land deposits and costs of future communities	$781,280	$620,040
Land and land development costs	2,992,183	2,532,221
Land and land development costs associated with homes under construction	3,785,095	3,617,266
Total land and land development costs	7,558,558	6,769,527

Homes under construction	2,946,464	2,458,541
Model homes (1)	489,851	484,857
	$10,994,873	$9,712,925
(1)    Includes the allocated land and land development costs associated with each of our model homes in operation.

Toll Brothers operates in the following five geographic segments, with operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
REVENUES
North	389	349	$378.5	$335.2	$973,000	$960,500
Mid-Atlantic	379	378	321.8	376.1	$849,000	$995,000
South	928	804	758.6	658.4	$817,500	$818,900
Mountain	856	686	755.9	603.6	$883,000	$879,800
Pacific	347	424	492.2	674.7	$1,418,400	$1,591,200
Home Building	2,899	2,641	2,707.0	2,648.0	$933,700	$1,002,600
Corporate and other			(0.5)	(1.0)
Total home sales	2,899	2,641	2,706.5	2,647.0	$933,600	$1,002,300
Land sales and other			32.6	190.5
Total Consolidated			$2,739.1	$2,837.5

CONTRACTS
North	372	412	$386.9	$422.1	$1,039,900	$1,024,600
Mid-Atlantic	407	376	378.7	348.9	$930,500	$928,000
South	753	892	636.8	746.8	$845,700	$837,200
Mountain	776	944	695.5	814.6	$896,300	$862,900
Pacific	342	417	506.5	608.6	$1,480,900	$1,459,400
Total Consolidated	2,650	3,041	$2,604.4	$2,941.0	$982,800	$967,100

BACKLOG
North	909	1,055	$1,028.5	$1,108.0	$1,131,500	$1,050,300
Mid-Atlantic	906	912	987.4	900.8	$1,089,900	$987,700
South	1,932	2,344	1,774.7	2,120.2	$918,600	$904,500
Mountain	1,480	1,891	1,563.9	1,836.2	$1,056,700	$971,000
Pacific	836	891	1,484.9	1,412.8	$1,776,100	$1,585,600
Total Consolidated	6,063	7,093	$6,839.4	$7,378.0	$1,128,100	$1,040,200

Note: Due to rounding, amounts in the geographic tables may not add.

	Six Months Ended April 30,
	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
REVENUES
North	636	638	$633.2	$607.9	$995,600	$952,800
Mid-Atlantic	645	655	558.0	640.3	$865,100	$977,600
South	1,524	1,435	1,264.9	1,191.3	$830,000	$830,200
Mountain	1,519	1,171	1,312.6	1,056.9	$864,100	$902,600
Pacific	566	669	779.3	1,083.7	$1,376,900	$1,619,900
Home Building	4,890	4,568	4,548.0	4,580.1	$930,100	$1,002,600
Corporate and other			(0.8)	(1.2)
Total home sales	4,890	4,568	4,547.2	4,578.9	$929,900	$1,002,400
Land sales and other			51.0	206.5
Total Consolidated			$4,598.2	$4,785.3

CONTRACTS
North	690	737	$723.6	$751.0	$1,048,700	$1,019,000
Mid-Atlantic	765	622	720.2	587.6	$941,400	$944,700
South	1,453	1,467	1,230.0	1,216.7	$846,500	$829,400
Mountain	1,404	1,485	1,229.6	1,313.4	$875,800	$884,400
Pacific	645	772	1,008.2	1,137.1	$1,563,100	$1,472,900
Total Consolidated	4,957	5,083	$4,911.6	$5,005.8	$990,800	$984,800

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and six-month periods ended April 30, 2025 and 2024, and for backlog at April 30, 2025 and 2024 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
Three months ended April 30,
Revenues	24	40	$36.9	$40.9	$1,535,600	$1,021,400
Contracts	18	33	$27.5	$43.9	$1,527,200	$1,328,900

Six months ended April 30,
Revenues	39	40	$57.8	$40.9	$1,482,800	$1,021,400
Contracts	36	55	$53.4	$65.4	$1,483,500	$1,189,700

Backlog at April 30,	9	164	$13.0	$184.5	$1,440,100	$1,125,200

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin, adjusted net income, adjusted diluted earnings per share and the Company’s net debt-to-capital ratio.
These four measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended April 30,		Six Months Ended April 30,
		2025	2024	2025	2024
	Revenues - home sales	$2,706,453	$2,647,020	$4,547,229	$4,578,856
	Cost of revenues - home sales	2,002,218	1,963,283	3,383,698	3,362,509
	Home sales gross margin	704,235	683,737	1,163,531	1,216,347
Add:	Interest recognized in cost of revenues - home sales	30,311	34,740	50,387	58,318
	Inventory impairments and write-offs in cost of revenues - home sales	9,799	28,428	26,216	29,899
	Adjusted home sales gross margin	$744,345	$746,905	$1,240,134	$1,304,564

	Home sales gross margin as a percentage of home sale revenues	26.0%	25.8%	25.6%	26.6%

	Adjusted home sales gross margin as a percentage of home sale revenues	27.5%	28.2%	27.3%	28.5%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected third quarter and full FY 2025 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the third quarter and full FY 2025. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our third quarter and full FY 2025 home sales gross margin.

Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table reconciles the Company’s net income and earnings per share (calculated in accordance with GAAP) to the Company’s adjusted net income and diluted earnings per share (a non-GAAP financial measure).
Adjusted Net Income and Diluted Per Share Reconciliation
(Amounts in thousands, except per share data)

		Three Months Ended April 30,		Six Months Ended April 30,
		2025	2024	2025	2024
Net income		$352,447	$481,617	$530,150	$721,175
Subtract:	Net income resulting from the sale of a parcel of land to a commercial developer	—	(124,119)		(124,119)
Adjusted net income		$352,447	$357,498	$530,150	$597,056

Diluted earnings per share		$3.50	$4.55	$5.24	$6.80
Subtract:	Diluted earnings per share resulting from the sale of a parcel of land to a commercial developer	—	(1.17)		(1.17)
Adjusted diluted earnings per share		$3.50	$3.38	$5.24	$5.63

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		April 30, 2025	January 31, 2025	October 31, 2024
	Loans payable	$1,052,710	$1,058,765	$1,085,817
	Senior notes	1,597,544	1,597,316	1,597,102
	Mortgage company loan facility	150,000	89,958	150,000
	Total debt	2,800,254	2,746,039	2,832,919
	Total stockholders’ equity	7,948,725	7,795,606	7,670,928
	Total capital	$10,748,979	$10,541,645	$10,503,847
	Ratio of debt-to-capital	26.1%	26.0%	27.0%

	Total debt	$2,800,254	$2,746,039	$2,832,919
Less:	Mortgage company loan facility	(150,000)	(89,958)	(150,000)
	Cash and cash equivalents	(686,466)	(574,834)	(1,303,039)
	Total net debt	1,963,788	2,081,247	1,379,880
	Total stockholders’ equity	7,948,725	7,795,606	7,670,928
	Total net capital	$9,912,513	$9,876,853	$9,050,808
	Net debt-to-capital ratio	19.8%	21.1%	15.2%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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